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                                                                       Exhibit 3

                              ARTICLES OF AMENDMENT
                                       OF
                             DUKE ENERGY CORPORATION

     The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

     1. The name of the corporation is Duke Energy Corporation.

     2. The following amendments to the Articles of Incorporation of the corporation were adopted by the holders of its Common Stock on the 25th day of April, 2002, in the manner prescribed by Chapter 55 of the General Statutes of North Carolina:

Article III of the Articles of Incorporation is hereby amended by deleting
Article III in its entirety and substituting therefor a new Article III to read as follows:

          The purpose for which the Corporation is organized is to engage in any lawful activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina, as amended from time to time.

Article IV of the Articles of Incorporation is hereby amended by deleting
Article IV in its entirety and substituting therefor a revised Article IV to read as follows:

          The total number of authorized shares of this Corporation is 2,044,000,000 shares, divided into 12,500,000 shares of Preferred Stock of the par value of $100 each (hereafter called Preferred Stock), 10,000,000 shares of Preferred Stock A of the par value of $25 each (hereafter called Preferred Stock A), 20,000,000 shares of Serial Preferred Stock without par value (hereafter called Serial Preferred Stock), 1,500,000 shares of Preference Stock of the par value of $100 each (hereafter called Preference Stock), and 2,000,000,000 shares of Common Stock without par value (hereafter called Common Stock).

          The Preferred Stock and the Preferred Stock A (sometimes collectively referred to as the Preferred Stocks) shall rank equally with no preference or priority of the Preferred Stock over the Preferred Stock A or of the Preferred Stock A over the Preferred Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation. The Serial Preferred Stock shall rank junior to the Preferred Stocks and senior to the Preference Stock with respect to dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation.

     (a) Preferred Stock and Preferred Stock A

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          (1) The Board of Directors is hereby empowered, subject to the provisions of paragraph (9) of this section (a) of Article IV, to cause the authorized and unissued shares of the Preferred Stock and of the Preferred Stock A to be issued in one or more series from time to time, upon such consideration (not less than the par value thereof), upon such terms, and in such manner, and with such variations as to (i) the rates of dividend payable thereon, (ii) the periods of time during which dividends shall accrue and the dates on which dividends shall become payable on the shares of such series, (iii) the terms on which the same may be redeemed, (iv) the terms or amount of any sinking fund provided for the purpose of redemption thereof, and (v) the terms upon which the holders thereof may convert the same into stock of any other class or classes, or into one or more series of the same class, or of another class or classes, as may be determined by the Board of Directors at the time of the creation of each series, but the amount at which said stock may be redeemed shall in no case be less than the par value thereof.

          (2) The shares of each series of the Preferred Stock and of the Preferred Stock A shall entitle the holders thereof to receive out of the retained earnings of the Corporation or net profits earned during the current or preceding accounting period (each said period to be not less than six months or more than one year in duration) or, if retained earnings and net profits are not available, out of capital surplus, a dividend at the annual rate fixed for the particular series, but not exceeding such rate, cumulative from and after the date of issuance thereof, payable quarterly on the 16th day of March, June, September and December of each year (or, if any such day shall not be a business day, on the next succeeding business day) or at such intervals and on such dates as otherwise are expressly set forth in the resolution of the Board of Directors creating such series or, if such intervals and dividend payment dates shall vary from time to time for such series, the method by which such intervals and dates shall be determined, before any dividend shall be set apart for or paid on the Serial Preferred Stock, the Preference Stock or the Common Stock. Any dividends declared or paid on the Preferred Stock or the Preferred Stock A in an amount less than full cumulative dividends payable at such time upon all shares of the Preferred Stock or the Preferred Stock A outstanding shall, if more than one series be outstanding, be divided among the different series in proportion to the aggregate amounts that would be distributable to the Preferred Stock simultaneously declared and paid thereon at such time without regard to the applicable dividend payment dates.

          (3) All series of the Preferred Stock shall rank equally and be alike in all respects except for the variations and differences between series herein expressly provided for, and all series of the Preferred Stock A shall rank equally and be alike in all respects except for the variations and differences between series herein expressly provided for.

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          (4) In case of liquidation or dissolution or distribution of the assets of the Corporation, there shall be paid (a) to the holders of the Preferred Stock (i) in case such liquidation, dissolution or distribution shall be voluntary, $105 per share, and (ii) in case such liquidation, dissolution or distribution shall be involuntary, $100 per share, and (b) to the holders of the Preferred Stock A (i) in case such liquidation, dissolution or distribution shall be voluntary, $26.25 per share, and (ii) in case such liquidation, dissolution or distribution shall be involuntary, $25 per share, plus in each case the amount of dividends (if any) accumulated and unpaid thereon, before any amount shall be payable to the holders of the Serial Preferred Stock, the Preference Stock or the Common Stock; the balance of the assets of the Corporation, subject to the rights of the holders of the Serial Preferred Stock and the holders of the Preference Stock, shall be distributed ratably among the holders of the Common Stock.

          (5) Holders of the Preferred Stock and of the Preferred Stock A shall not be entitled to any payment by way of dividends or otherwise, or have any rights in the property of the Corporation or in the distribution thereof, other than specifically provided in the preceding paragraphs.

          (6) The Preferred Stock or the Preferred Stock A may be called for redemption in whole or in part on any dividend date at the option of the Board of Directors by mailing notice thereof to the holders of record of the shares to be redeemed at least thirty (30) days prior to the date fixed for redemption, and such shares may be then redeemed by paying for each share so called all accrued and unpaid dividends thereon to the date fixed for such redemption and such additional sum as shall have been fixed by the Board of Directors as the redemption price of stock of the series of which the stock so to be redeemed is a part. Whenever less than all of the outstanding shares of the Preferred Stock or of the Preferred Stock A of any series are to be redeemed, either (i) the shares of such series to be redeemed shall be selected by lot in such manner as may be prescribed by the Board of Directors, or (ii) the redemption shall be made in such manner that each holder of the Preferred Stock or of the Preferred Stock A of the series to be redeemed shall participate therein in the proportion that the number of shares of such series to be redeemed bears to the whole number of shares of stock of that series then outstanding, provided that there shall be no obligation to redeem less than a whole share. From and after the date of redemption, unless default be made by the Corporation in payment of the redemption price pursuant to such notice, all dividends on the shares called for redemption shall cease to accrue, and all rights of the holders thereof in respect of such stock, except the right to receive the redemption price plus accrued and unpaid dividends to the date fixed for such redemption, shall cease and determine.

          (7) No holder of any of the Preferred Stock or of the Preferred Stock A shall be entitled to vote at any election of directors or, except as otherwise

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     required by statute and except as provided in paragraphs (8), (9), (10) and
     (11) of this section (a) of Article IV, on any other matter submitted to the shareholders, provided that if and whenever dividends on any part of the Preferred Stock or of the Preferred Stock A shall be in arrears in an amount equivalent to the aggregate dividends required to be paid on such Preferred Stock or such Preferred Stock A in any period of twelve (12) calendar months the holders of the Preferred Stock as a class shall thereafter at all elections of directors have the exclusive right to elect such number of directors of the Corporation as shall constitute a majority of the authorized number of directors, the holders of the Preferred Stock A as a class shall thereafter at all elections of directors have the exclusive right to elect two directors, and the holders of the Common Stock of the Corporation and the holders of such series of the Serial Preferred Stock as are entitled to vote generally with respect to the election of directors, voting together, shall have the exclusive right, subject to the right, if any, of holders of the Serial Preferred Stock to elect directors, and the right of the holders of the Preference Stock as a class to elect two directors, under certain circumstances, to elect the remaining number of directors of the Corporation which right of the holders of the Preferred Stocks, however, shall cease when all accrued and unpaid dividends on the Preferred Stocks shall have been paid in full. The terms of office of all persons who may be directors of the Corporation at the time when the right to elect directors shall accrue to the holders of the Preferred Stocks, as herein provided, shall terminate upon the election of their successors at the next annual meeting of the shareholders or at an earlier special meeting of the shareholders held as hereinafter provided. Such special meeting shall be held at any time after the accrual of such voting power, upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given at the request in writing of the holders of not less than ten (10%) percent of the number of shares of the then outstanding Preferred Stocks, addressed to the Secretary of the Corporation at its principal business office. Upon the termination of such right of the holders of the Preferred Stocks to elect directors of the Corporation, the terms of office of all the directors of the Corporation shall terminate upon the election of their successors at the next annual meeting of the shareholders or at an earlier special meeting of the shareholders held as hereinafter provided. Such special meeting shall be held at any time after the termination of such right of the holders of the Preferred Stocks to elect directors, upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given at the request in writing of the holders of not less than ten (10%) percent of the number of the then outstanding shares of stock of all classes of the Corporation entitled to vote generally with respect to the election of directors, addressed to the Secretary of the Corporation at its principal business office.

          (8) (i) So long as any of the Preferred Stock remains outstanding, the authorization of the holders of at least two-thirds (2/3) of the Preferred Stock

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     then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating the amendment, alteration, change or repeal of any of the express terms of the Preferred Stock, or any series thereof, then outstanding, in a manner prejudicial to the holders thereof; provided that if any such amendment, alteration, change or repeal would be prejudicial to the holders of the shares of one or more, but not all, of the series of the Preferred Stock at the time outstanding, such authorization shall be required only of the holders of at least two-thirds (2/3) of the total number of outstanding shares of all series so affected.

          (ii) So long as any of the Preferred Stock A remains outstanding, the authorization of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating the amendment, alteration, change or repeal of any of the express terms of the Preferred Stock A, or any series thereof, then outstanding, in a manner prejudicial to the holders thereof; provided that if any such amendment, alteration, change or repeal would be prejudicial to the holders of the shares of one or more, but not all, of the series of the Preferred Stock A at the time outstanding, such authorization shall be required only of the holders of at least two-thirds (2/3) of the total number of outstanding shares of all series so affected.

          (9) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series, and the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series, shall be necessary to enable the Corporation to issue shares of Preferred Stock in excess of 250,000 shares or shares of Preferred Stock A in excess of 1,000,000 shares, or any other class of stock having rights in the distribution of the earnings or assets of the Corporation prior to or on a parity with those of the Preferred Stock or of the Preferred Stock A, or any obligations convertible into or evidencing the right to purchase any of such shares of stock, unless both

               (i) the net earnings of the Corporation available for dividends on the Preferred Stock and on the Preferred Stock A, determined in accordance with generally accepted accounting practices, for any twelve (12) consecutive calendar months within the fifteen (15) calendar months preceding the month within which the additional shares shall be issued, shall have been at least twice the dividend requirements for a twelve (12) months' period upon the entire amount of the Preferred Stock and of the Preferred Stock A and all such other stock ranking prior to or on a parity with the Preferred Stock and the

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          Preferred Stock A as to dividends or other distributions to be outstanding immediately after the proposed issue of shares of the Preferred Stock or of the Preferred Stock A or such other stock, and

               (ii) the total net assets of the Corporation at a date not more than ninety (90) days prior to the date on which the proposed stock is to be issued shall equal at least twice the aggregate amount payable, upon the involuntary liquidation of the Corporation, to the holders of the Preferred Stock and of the Preferred Stock A and such other stock to be outstanding immediately after the proposed issue of such additional shares.

          (10) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series, and the affirmative vote of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series, shall be necessary to authorize the creation of, or an increase in the authorized number of shares of, any stock having preferential rights in the distribution of earnings or assets of the Corporation prior to or on a parity with those of the outstanding Preferred Stock or of the outstanding Preferred Stock A.

          (11) So long as any of the Preferred Stock or of the Preferred Stock A remains outstanding, the consent or authorization of the holders of at least two-thirds (2/3) of the Preferred Stock then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), and the consent or authorization of the holders of at least two-thirds (2/3) of the Preferred Stock A then outstanding, voting as a class regardless of series (given at a meeting called for that purpose), shall be necessary for effecting or validating (i) the sale or exchange of all, or substantially all, of the property and assets of the Corporation, or (ii) the merger or consolidation of the Corporation with any other corporation or corporations (other than subsidiaries of the Corporation); provided that the provisions of this paragraph shall not apply to the purchase or other acquisition by the Corporation of franchises or other assets of another corporation, or to any merger or consolidation ordered or authorized by the Federal Power Commission or by any succeeding regulatory authority of the United States having jurisdiction in the premises.

          (12) At any meeting at which the holders of the Preferred Stock or of the Preferred Stock A shall have the right to vote as a class, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preferred Stock or of the Preferred Stock A shall be required to constitute a quorum of such class. Whenever the holders of the outstanding Preferred Stock or of the outstanding Preferred Stock A shall have the right

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     to vote, each holder thereof shall be entitled to one vote for each share standing in his name.

     (b) Serial Preferred Stock

          (1) The Serial Preferred Stock may be issued from time to time as herein provided in one or more series. The Board of Directors is hereby expressly granted authority, subject to the provisions of this Article IV, to issue from time to time Serial Preferred Stock in one or more series out of the then authorized and unissued shares of Serial Preferred Stock and with respect to each series to fix, by resolution or resolutions providing for the issuance of such series, such designations, preferences, limitations and relative rights of such series as may be permitted to be fixed by the Board of Directors by the laws of the State of North Carolina as in effect at the time the particular series is authorized, including, without limitation, authority so to fix any one or more of the following:

               (i) the designation of such series;

               (ii) the number of shares of the series;

               (iii) the dividend rate or rates, if any, thereof (or method of determining such dividends), the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends, subject to the provisions of this Article IV, to dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

               (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

               (v) the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

               (vi) providing that the shares of such series may be convertible into or exchangeable for shares of Common Stock or other securities of the Corporation or of any other corporation or other entity and the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

               (vii) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a series or otherwise, subject to

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          the provisions of this Article IV and as otherwise may be provided by law, with respect to the election of directors or otherwise;

               (viii) the restrictions and conditions, if any, upon the issue of any additional Serial Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

               (ix) the rights of the holders of the shares of such series upon the liquidation, dissolution or distribution of the assets of the Corporation, which rights may be different in case such liquidation, dissolution or distribution shall be voluntary or involuntary; and

               (x) any other preferences, limitations or relative rights of shares of such series consistent with this Article IV and applicable law.

          All shares of the Serial Preferred Stock of the same series shall be identical in all respects. All shares of the Serial Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article IV any series may differ from any other series with respect to any one or more of the designations, preferences, limitations and relative rights described or referred to in subparagraphs (i) to (x), inclusive above.

     (c) Preference Stock

          (1) The Preference Stock may be issued from time to time as herein provided in one or more series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this
     Article IV, to issue from time to time Preference Stock in one or more series out of the then authorized and unissued shares of Preference Stock and with respect to each series to fix, by resolution or resolutions providing for the issuance of such series, such designations, preferences, limitations and relative rights of such series as may be permitted to be fixed by the Board of Directors by the laws of the State of North Carolina as in effect at the time the particular series is authorized by the Board of Directors, including, without limitation, authority so to fix any one or more of the following:

               (i) the distinctive designation of such series and the number of shares which shall constitute such series;

               (ii) the annual dividend rate for the shares of such series;

               (iii) the terms on which shares of such series may be redeemed, including, without limitation, the redemption price or

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          prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

               (iv) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

               (v) the amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary; and

               (vi) the terms and conditions, if any, upon which holders of shares of such series may convert the same into, or exchange the same for, Common Stock, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine.

          All shares of Preference Stock of the same series shall be identical in all respects. All shares of Preference Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article IV any series may differ from any other series with respect to any one or more of the designations, preferences, limitations and relative rights described or referred to in subparagraphs
     (i) to (vi), inclusive above.

          (2) Subject to full dividends accrued on all outstanding shares of Preferred Stocks and Serial Preferred Stock for all past dividend periods and for the then current dividend period having been paid or declared and set apart for payment, holders of the Preference Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the declaration and payment of dividends, cumulative dividends in cash at the annual dividend rate per share fixed for the particular series, and no more, payable in respect of each quarterly dividend period, commencing on the date specified for the first dividend payment to shareholders of record on the respective dates fixed in advance for the purpose by the Board of Directors prior to the payment of each such dividend, which record date for each dividend shall be the same for all series.

          Dividends on shares of each series of the Preference Stock shall be cumulative:

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               (i) on shares of any series issued prior to the first dividend payment date for such series, from the date of issuance of such shares; and

               (ii) on shares of any series issued on or after such first dividend payment date, from the quarterly dividend payment date next preceding the date of issuance of such shares or from the date of issuance if that be a dividend payment date.

          No dividend shall be declared on any series of the Preference Stock for any quarterly dividend period unless there shall have been paid or declared and set apart for payment like proportionate dividends, ratably, in proportion to the annual dividend rates fixed therefor, on all shares at the time outstanding of all series of the Preference Stock, in respect of the same quarterly dividend period to the extent that such shares are entitled to receive dividends for such quarterly dividend period.

          The expression "dividends accrued," as used in this paragraph (2) and in any resolutions providing for the issuance of series of the Preference Stock, shall mean the sum of amounts in respect of shares of the particular class or series then outstanding which, as to each share, shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share became cumulative to the date with reference to which the expression is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the declaration and payment thereof, less the aggregate of all dividends paid on such share.

          No dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock, nor shall any Common Stock be purchased or otherwise acquired for any consideration by the Corporation or any subsidiary, while any of the Preference Stock is outstanding, unless, in each case:

               (a) full dividends accrued on all outstanding shares of the Preference Stock for all past dividend periods shall have been paid or declared and set apart for payment; and

               (b) the Corporation shall have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock.

          (3) Except as otherwise provided by law, the holders of the Preference Stock shall not have any right to vote for the election of directors or for any other purpose except as set forth below:

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          (i) In the event that at any time, or from time to time:

                    (a) six (6) or more quarterly dividends, whether consecutive or not, on any series of the Preference Stock shall be in arrears and unpaid, whether or not earned or declared; or

                    (b) the Corporation shall not have made, or set aside for
               payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock;

          the holders of the Preference Stock of all series then outstanding, voting as a class without regard to series, shall have, subject to the rights of the holders of the Preferred Stocks and the rights, if any, of holders of the Serial Preferred Stock to elect directors under certain circumstances, the exclusive right to elect two directors at the next annual meeting of shareholders. In any such event, subject to the voting rights of the Preferred Stocks and the voting rights, if any, of the Serial Preferred Stock to elect directors under certain circumstances, the holders of the Common Stock and the holders of such series of the Serial Preferred Stock as are entitled to vote generally with respect to the election of directors, to the exclusion of the holders of the Preference Stock entitled to elect two members of the Board pursuant to this paragraph (3), voting together, shall be entitled to elect the balance of the Board of Directors.

               The voting rights of the holders of the Preference Stock to elect two directors shall continue until:

                    (x) all dividends on the Preference Stock in arrears shall have been paid in full and dividends on the Preference Stock for the current dividend period shall have been paid or declared and set aside for payment; and

                    (y) all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock shall have been made or set aside for payment;

          in which event the voting rights of the holders of the Preference Stock to elect two directors shall terminate, subject to revival as aforesaid, upon the occurrence of any of the events specified in (a) or (b) of this clause (i) of this paragraph (3), and in the event of the termination of such voting right, the directors who have been elected by the holders

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          of the Preference Stock shall continue in office until the next annual meeting of shareholders.

               (ii) The affirmative approval of the holders of at least two-thirds (2/3) of the Preference Stock at the time outstanding, voting as a class without regard to series, shall be required for any amendment of the Articles of Incorporation altering materially any existing provision of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, prior to the Preference Stock, and the affirmative approval of the holders of at least a majority of the Preference Stock at the time outstanding, voting as a class without regard to series, shall be required for an increase in the authorized amount of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, on a parity with the Preference Stock; provided, however, that if any amendment of the Articles of Incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of Preference Stock at the time outstanding or shall unequally adversely affect the rights or preferences of different series of Preference Stock at the time outstanding, the affirmative approval of the holders of at least two-thirds (2/3) of such shares of each such series so adversely or unequally adversely affected shall be required in lieu of or (if such affirmative approval is required by law) in addition to the affirmative approval of the holders of at least two-thirds (2/3) of the outstanding shares of Preference Stock as a class.

               At any meeting at which the holders of the Preference Stock shall have the right to vote as a class, the presence in person or by proxy of the holders of a majority of the outstanding shares of Preference Stock shall be required to constitute a quorum of such class. Each holder of Preference Stock entitled to vote at any particular time shall have one vote for each share of stock held of record by him.

          (4) The Preference Stock shall rank junior to the Preferred Stocks and the Serial Preferred Stock with respect to the distribution of assets of the Corporation. After the payment to the holders of the Preferred Stocks and the Serial Preferred Stock of all amounts payable to them in the event of any liquidation or dissolution or distribution of the assets (whether voluntary or involuntary) of the Corporation, in the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of each series of the Preference Stock at the time outstanding shall be entitled to be paid in cash the distributive amount fixed for the particular series, which shall include dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more, before any such distribution or payment shall be made to the holders of Common Stock. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Corporation.

          In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, no payment shall be made to the holders of any series of the Preference Stock unless there shall likewise be paid at the same time to the holders of all shares at the time outstanding of each series of the Preference Stock like proportionate distributive payments, ratably, in proportion to the full distributive payments to which they are respectively entitled.

          (5) The Corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Preference Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to dividends accrued thereon to the date fixed for redemption; provided, however, that a notice specifying the shares to be redeemed and the time and place of redemption shall be mailed, addressed to the holders of record of the Preference Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not less than thirty (30) days prior to the date fixed for redemption. If less than the whole amount of any outstanding series of Preference Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price), all dividends upon the Preference Stock so called for redemption shall cease to accrue, and all rights of the holders of said Preference Stock as shareholders in the Corporation, except the right to receive the redemption price upon surrender of the certificate representing the Preference Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Preference Stock so called for redemption, if, before the redemption date, the Corporation shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Preference Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Preference Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the redemption date, the redemption price upon surrender of the certificates representing such shares of Preference Stock, so called for redemption, duly endorsed for transfer, if required. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Preference Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

          If at any time the Corporation shall have failed to declare and pay or set apart for payment dividends in full upon the Preference Stock of all series for all past dividend periods, or shall not have made, or set aside for payment, all payments, if any, then or theretofore due under the requirements of any sinking fund for the purchase or redemption of shares of any series of the Preference Stock, thereafter and until all such dividends shall have been paid in full or declared and set apart for payment and all sinking fund payments shall have been made, or set aside for payment, the Corporation shall not redeem or purchase, or permit any subsidiary to purchase, for any purpose, any shares of Preference Stock of any series, unless all shares of Preference Stock of all series then outstanding shall be redeemed or purchased.

     (d) Common Stock

          (1) The Corporation may, from time to time, issue and sell any of its authorized and unissued shares of Common Stock for such consideration, upon such terms and in such manner as may from time to time be fixed and determined by the Board of Directors, and any and all such shares so issued, the full consideration for which shall have been paid, shall be conclusively deemed to be fully paid and nonassessable.

          (2) Whenever the full dividends on the Preferred Stocks, on the Serial Preferred Stock and on the Preference Stock at the time outstanding for all past dividend periods and for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart, then, and then only, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors, may be declared and paid on the Common Stock, from time to time, out of the remaining retained earnings or net profits of the Corporation, and the Preferred Stocks, the Serial Preferred Stock or the Preference Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

          (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full has been made to the holders of the Preferred Stocks, to the holders of the Serial Preferred Stock and to the holders of the Preference Stock of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, the holders of the Common Stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed, and neither the holders of the Preferred Stocks, the holders of the Serial Preferred Stock nor the holders of the Preference Stock shall be entitled to share therein.

          (4) Holders of the Common Stock shall be entitled to one (1) vote for each share of such stock held at any and all meetings of the shareholders of the Corporation, and, except as otherwise stated in this Article IV or as otherwise provided by law or by the resolution or resolutions fixing the designations, preferences, limitations and relative rights of any series of Serial Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

Article VII of the Articles of Incorporation is hereby amended by deleting
Article VII in its entirety and substituting therefor a revised Article VII to read as follows:

          In addition to any requirements of the By-Laws and the North Carolina Business Corporation Act as in effect from time to time (and notwithstanding the fact that a lesser vote may be specified by the By-Laws or the North Carolina Business Corporation Act), the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of stock of all classes of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders of the Corporation to adopt, amend, alter, change or repeal any provisions contained in the By-Laws of the Corporation. The provisions of this Article VII may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of stock of all classes of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article VIII of the Articles of Incorporation is hereby amended by deleting clause (a) of Article VIII in its entirety and substituting therefor a revised clause (a) of Article VIII to read as follows:

     (a) Number. Except as may be otherwise fixed by or pursuant to the
         ------
     provisions of these Articles of Incorporation, as amended from time to time, relating to the rights of the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors constituting the Board of Directors shall not be less than nine (9) nor more than eighteen (18), as may be fixed from time to time by the Board of Directors.

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

     3. Only shares of Common Stock of the corporation were entitled to vote with respect to these amendments. The number of such shares of the corporation outstanding at the time of such adoption was 829,807,359; the number of votes entitled to be cast thereon was 778,199,474; and the number of votes indisputably represented at the meeting of shareholders was 654,205,377. The total number of undisputed votes cast for each of the four amendments described herein was sufficient for approval of the respective amendment, as required by Chapter 55 of the General Statues of North Carolina.

     This the 1st day of May, 2002.

                                            DUKE ENERGY CORPORATION


                                        By: /s/ Richard B. Priory
                                            ------------------------------------
                                            Richard B. Priory
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                      -16-